SEVENTH SUPPLEMENTAL INDENTURE
SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 28, 2015 (this “Supplemental Indenture”), by and among Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership (the “PEPL Guarantor”), Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), the subsidiary guarantors party hereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture (as defined below).
W I T N E S S E T H
WHEREAS, the Issuers, the Existing Guarantors and the Trustee have heretofore executed and delivered the Indenture, dated as of April 30, 2013 (as amended, supplemented or otherwise modified to date, including without limitation pursuant to this Supplemental Indenture, the “Indenture”);
WHEREAS, the Issuers’ 4½% Senior Notes due 2023 (the “Outstanding Notes”) have been issued pursuant to the Indenture and are outstanding as of the date of this Supplemental Indenture;
WHEREAS, the PEPL Guarantor has fully and unconditionally guaranteed all payment obligations of the Issuers with respect to the Outstanding Notes on the terms set forth in that certain Sixth Supplemental Indenture, dated as of April 30, 2015, among the Issuers, the PEPL Guarantor, the Existing Guarantors and the Trustee (the “Sixth Supplemental Indenture”);
WHEREAS, ETP desires to become a co-obligor of the Obligations of the Issuers with respect to the Outstanding Notes;
WHEREAS, Section 9.01(1) of the Indenture provides that, without the consent of any Holder of a Note, the Issuers, the Existing Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to cure any ambiguity, defect or inconsistency;
WHEREAS, Section 9.01(4) of the Indenture provides, among other things, that, without the consent of any Holder of a Note, the Issuers, the Existing Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights thereunder of any such Holder; and
WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture pursuant to Section 9.01(1) and Section 9.01(4) of the Indenture, and all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Existing Guarantors, the PEPL Guarantor, ETP and the Trustee agree as follows:
ARTICLE 1.
REPRESENTATIONS AND WARRANTIES OF ETP
ETP represents and warrants to the Trustee as follows:
Section 1.01.    Good Standing. It is a limited partnership duly formed, validly existing and, to the extent applicable, in good standing under the laws of its state of formation as set forth in the preamble hereto.
Section 1.02.    Authorization. The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary limited partnership action on its part.
ARTICLE 2.
AMENDMENT TO INDENTURE
Section 2.01.    Amendment to Section 2.08 of the Sixth Supplemental Indenture. Section 2.08 of the Sixth Supplemental Indenture shall be amended and restated as follows:
“The PEPL Guarantor’s obligations under the PEPL Guarantee shall terminate (a) upon satisfaction and discharge of the Indenture pursuant to Article 11 of the Indenture, (b) upon Legal Defeasance or Covenant Defeasance pursuant to Article 8 of the Indenture or (c) on the date on which the PEPL Guarantor or Energy Transfer Partners, L.P. becomes a co-obligor of the Obligations of the Issuers with respect to the Outstanding Notes. Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably required in order to evidence the release of the PEPL Guarantor from its obligations under the PEPL Guarantee.”
ARTICLE 3.
ETP AS CO-OBLIGOR; RELEASE OF PEPL GUARANTEE
Section 3.01.    ETP as Co-Obligor. ETP hereby agrees to become a co-obligor of the Obligations of the Issuers with respect to the Outstanding Notes.

Section 3.02.    Release of PEPL Guarantee. Pursuant to Section 2.08, the PEPL Guarantor’s obligations under the PEPL Guarantee shall terminate and be released.
ARTICLE 4.
MISCELLANEOUS
Section 4.01.    General References. Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Supplemental Indenture.
Section 4.02.    Effectiveness of Supplemental Indenture. Upon the effectiveness of this Supplemental Indenture, the Indenture shall be and be deemed to be modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuers and the Holders affected thereby shall hereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.
Section 4.03.    Indenture Remains in Full Force and Effect. Except as amended and supplemented hereby, all provisions in the Indenture shall remain in full force and effect and are in all respects ratified and confirmed. Notwithstanding anything to the contrary herein, as to the Holders of the Outstanding Notes, the provisions of this Supplemental Indenture are intended to either (x) provide additional rights or benefits to such Holders or (y) not adversely affect the legal rights of such Holders, and this Supplemental Indenture shall be construed and enforced to give effect to the foregoing.
Section 4.04.    Supplemental Indenture Controls. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.
Section 4.05.    No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interests of ETP, as such, shall have any liability for any obligations of the Issuers, any Existing Guarantor or ETP under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 4.06.    Notices and Demands. Any notice, demand, direction, request or other document that is required or permitted by any provision of this Supplemental Indenture or the Indenture to be given or made by the Trustee or by the Holders of the Outstanding Notes to or upon ETP shall be given or made by postage-prepaid, first-class mail addressed (until another address of ETP is filed by ETP with the Trustee), to Energy Transfer Partners, L.P., 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel.
Section 4.07.    Successors and Assigns. All covenants and agreements in this Supplemental Indenture made by the Issuers, the Existing Guarantors, ETP or the Trustee shall bind their respective successors and assigns, whether so expressed or not.
Section 4.08.    Severability. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of the Outstanding Notes shall have any claim therefor against any party hereto.
Section 4.09.    Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
Section 4.10.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 4.11.    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.12.    Obligations Under Indenture. For the avoidance of doubt, ETP shall not be bound by any obligations or covenants under the Indenture except as set forth in this Supplemental Indenture or as otherwise required by the TIA.
Section 4.13.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, the Existing Guarantors, the PEPL Guarantor and ETP.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.
ISSUERS:
REGENCY ENERGY PARTNERS LP
By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Chief Financial Officer
REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President
CO-OBLIGOR
ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Chief Financial Officer
PEPL GUARANTOR:
PANHANDLE EASTERN PIPE LINE COMPANY, LP
By: Southern Union Panhandle LLC, its general partner
By: /s/ Thomas P. Mason
Name: Thomas P. Mason
Title: Senior Vice President and General Counsel

EXISTING GUARANTORS:
REGENCY OLP GP LLC

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President

REGENCY GAS SERVICES LP

By:    Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President

CDM HOLDINGS LLC
By: CDM Resource Management LLC, its sole member
CDM RESOURCE MANAGEMENT LLC
CMA PIPELINE PARTNERSHIP, LLC
CONNECT GAS PIPELINE LLC
FRONTSTREET HUGOTON LLC
GALVESTON BAY GATHERING, LLC
GULF STATES TRANSMISSION LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, LLC
MIDSTREAM GAS SERVICES LLC
PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM JV HOLDINGS LLC
REGENCY CRUDE MARKETING LLC
REGENCY DESOTO PIPELINE LLC
REGENCY DESOTO-HESCO SERVICES LLC
REGENCY ERCP LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY GOM LLC
REGENCY HAYNESVILLE INTRASTATE GAS
    LLC

REGENCY HYDROCARBONS LLC
REGENCY LAVERNE LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MARCELLUS GAS GATHERING LLC
REGENCY MI VIDA LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY NEPA GAS GATHERING LLC
REGENCY PIPELINE LLC
REGENCY QUITMAN GATHERING LLC
REGENCY RANCH JV LLC
REGENCY TEXAS PIPELINE LLC
REGENCY UTICA HOLDCO LLC
REGENCY UTICA GAS GATHERING LLC
REGENCY VAUGHN GATHERING LLC
RGP MARKETING LLC
RGU WEST LLC
RHEP CRUDE LLC
SUPERIOR GAS COMPRESSION, LLC
WGP-KHC, LLC

By:	FrontStreet Hugoton LLC, its sole member

By:    Regency Gas Services LP, its sole member
By:    Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President
RGP WESTEX GATHERING INC.
WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By: Penn Virginia Operating Co., LLC, its sole member
By: Regency Gas Services LP, its sole member
By: Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long Name: Thomas E. Long Title: Vice President

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann Name: John C. Stohlmann Title: Vice President